Exhibit 10.15

COMMITMENT AGREEMENT

THIS COMMITMENT AGREEMENT (this “Agreement”) is made and entered into as of March 24, 2005 by and among CryoCor, Inc., a Delaware corporation (the “Company”), and the parties (collectively, the “Purchasers”) set forth on the Schedule of Purchasers attached as EXHIBIT A hereto (the “Schedule of Purchasers”).

RECITALS

WHEREAS, in the event the Company does not raise at least $10 million in aggregate gross proceeds through the sale of shares of its capital stock in an underwritten initial public offering or a private equity financing (excluding any shares sold pursuant to this Agreement) (in each case, a “Qualified Financing”) during the period from the date hereof through August 14, 2005 (the “First Closing Date”), the Purchasers desire to purchase an aggregate of $2.5 million of the Company’s Series D Preferred Stock (the “Series D Preferred”) as set forth on the Schedule of Purchasers;

WHEREAS, in the event the Company does not raise at least $10 million in aggregate gross proceeds through either an IPO or a Qualified Financing during the period from the date hereof through October 13, 2005 (the “Second Closing Date”), the Purchasers desire to purchase an additional aggregate of $2.5 million of Series D Preferred as set forth on the Schedule of Purchasers; and

WHEREAS, the Purchasers agree to purchase such shares of Series D Preferred pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AMOUNT AND TERMS OF THE FIRST PURCHASE.

A. Subject to the terms of this Agreement, in the event the Company does not raise at least $10 million in aggregate gross proceeds through a Qualified Financing during the period from the date hereof through the First Closing Date, then each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to such Purchaser, that number of shares of Series D Preferred (the “First Purchase Amount”) set forth opposite each such Purchaser’s name under the heading “First Purchase Amount” on the Schedule of Purchasers, in each case against (a) the issuance and delivery by the Company of such shares of Series D Preferred (the “First Series D Shares”), and (b) the issuance and delivery by the Company of a warrant to purchase shares of the Company’s Common Stock, in substantially the form attached hereto as EXHIBIT B (collectively, the “First Warrants”). For purposes of clarification, the Company and each of the Purchasers agree that this Agreement constitutes a binding commitment as of the date hereof by (i) each of the Purchasers to purchase, severally and not jointly, the First Series D Shares and the First Warrants in accordance with the schedule set forth on the Schedule of Purchasers in event the Company does not consummate a Qualified Financing during the period from the date hereof through the First Closing Date, and (ii) the Company to accept such payment and issue in consideration therefor the First Series D Shares and First Warrants in accordance with the schedule set forth on the Schedule of Purchasers.

B. The closing (the “First Closing”) of the sale and purchase of the First Series D Shares and First Warrants shall be held at 10 a.m. Pacific Time on August 15, 2005. At the First Closing, (i) each Purchaser shall deliver to the Company by wire transfer of immediately available funds the amount set forth next to such Purchaser’s name under the heading “First Purchase Amount” on the Schedule of Purchasers, and (ii) the Company shall issue and deliver to each Purchaser the First Series D Shares and a First Warrant in favor of such Purchaser in accordance with the schedule set forth on the Schedule of Purchasers.

2. AMOUNT AND TERMS OF THE SECOND PURCHASE.

A. Subject to the terms of this Agreement, in the event the Company does not raise at least $10 million in aggregate gross proceeds through a Qualified Financing during the period from the date hereof through the Second Closing Date, then each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to such Purchaser, that number of shares of Series D Preferred (the “Second Purchase Amount”) set forth opposite each such Purchaser’s name under the heading “Second Purchase Amount” on the Schedule of Purchasers, in each case against (a) the issuance and delivery by the Company of such shares of Series D Preferred (the “Second Series D Shares”), and (b) the issuance and delivery by the Company of a warrant to purchase shares of the Company’s Common Stock, in substantially the form attached hereto as EXHIBIT B (collectively, the “Second Warrants”). For purposes of clarification, the Company and each of the Purchasers agree that this Agreement constitutes a binding commitment as of the date hereof by (i) each of the Purchasers to purchase, severally and not jointly, the Second Series D Shares and the Second Warrants in accordance with the schedule set forth on the Schedule of Purchasers in event the Company does not consummate a Qualified Financing during the period from the date hereof through the Second Closing Date, and (ii) the Company to accept such payment and issue in consideration therefor the Second Series D Shares and Second Warrants in accordance with the schedule set forth on the Schedule of Purchasers.

B. The closing (the “Second Closing”) of the sale and purchase of the Second Series D Shares and Second Warrants shall be held at 10 a.m. Pacific Time on October 14, 2005. At the Second Closing, (i) each Purchaser shall deliver to the Company by wire transfer of immediately available funds the amount set forth next to such Purchaser’s name under the heading “Second Purchase Amount” on the Schedule of Purchasers, and (ii) the Company shall issue and deliver to each Purchaser the Second Series D Shares and a Second Warrant in favor of such Purchaser in accordance with the schedule set forth on the Schedule of Purchasers.

3. BEST EFFORTS. The Company agrees to use its best efforts to consummate an IPO or a Qualified Financing by the First Closing Date. In the event the Company does not consummate an IPO or a Qualified Financing by the First Closing Date, the Company agrees to use its best efforts to consummate an IPO or a Qualified Financing by the Second Closing Date.

4. MISCELLANEOUS

A. BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

B. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

C. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

D. MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and each of the Purchasers.

E. TERM. This Agreement shall terminate on October 31, 2005 or such later date as agreed to in writing by the Company and each of the Purchasers; provided that this Agreement shall terminate immediately in the event the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

IN WITNESS WHEREOF, the parties have executed this COMMITMENT AGREEMENT as of the date first written above.

COMPANY:

CRYOCOR, INC.,
a Delaware corporation

By: /s/ GREG M. AYERS
Name: Greg Ayers
Its: President and Chief Executive Officer

PURCHASERS:

WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.

By: William Blair Capital Management VII, L.P., its General Partner
By: William Blair Capital Management VII, L.L.C., its General Partner

By:	/s/ A.M. MINOCHERHOMJEE
Name:	Arda Minocherhomjee

WILLIAM BLAIR CAPITAL PARTNERS VII, L.P. By: William Blair Capital Management VII, L.P., its General Partner By: William Blair Capital Management VII, L.L.C., its General Partner

By:	/s/ A.M. MINOCHERHOMJEE
Name:	Arda Minocherhomjee

CADUCEUS PRIVATE INVESTMENTS, LP

By: By: Name: Title:	OrbiMed Capital LLC, its General Partner /s/ ROB ADELMAN Rob Adelman Principal

ORBIMED ASSOCIATES LLC By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ ROB ADELMAN
Name:	Rob Adelman
Title:	Principal

PW JUNIPER CROSSOVER FUND, LLC By: OrbiMed Advisors LLC, its Subadvisor

By:	/s/ ROB ADELMAN
Name:	Rob Adelman
Title:	Principal

MPM BIOVENTURES II, L.P. By: MPM Asset Management II, L.P., its General Partner By: MPM Asset Management II LLC, its General Partner Name:

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM BIOVENTURES II-QP, L.P. By: MPM Asset Management II, L.P., its General Partner By: MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG By: MPM Asset Management II, L.P., in its capacity as the Special Limited Partner By: MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM ASSET MANAGEMENT INVESTORS 2000 B LLC

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

HEALTHCARE EQUITY PARTNERS, L.P.

By:	/s/ DAVID COONEY
Name:	David J. Cooney
Title:	Principal

HEALTHCARE EQUITY QP PARTNERS, L.P.

By:	/s/ DAVID COONEY
Name:	David J. Cooney
Title:	Principal

EXHIBIT A

SCHEDULE OF PURCHASERS

	First Closing: August 15, 2005			Second Closing: October 14, 2005
Purchaser Name	First Purchase Amount	First Series D Shares (shares of Series D Preferred)	First Warrant (shares of Common Stock)	Second Purchase Amount	Second Series D Shares (shares of Series D Preferred)	Second Warrant (shares of Common Stock)
William Blair Capital Partners VII, QP
William Blair Capital Partners VII, LP

	$672,685	3,390,549	678,110	$672,685	3,390,549	678,110
Caduceus Private Investments, LP
OrbiMed Associates, LL
PW Juniper Crossover Fund, LLC

	$447,710	2,256,602	451,321	$447,710	2,256,602	451,321
MPM Bioventures II, L.P.
MPM Bioventures II-QP, L.P.
MPM Bioventures GMBH & Co. Parallel – Beteiligungs KG
MPM Asset Management Investors 2000 B LLC

	$1,185,265	5,974,117	1,194,824	$1,185,265	5,974,117	1,194,824
Healthcare Equity Partners, L.P.
Healthcare Equity QP Partners, L.P.

	$194,340	979,536	195,907	$194,340	979,536	195,907

Total:	$2,500,000	12,600,804	2,520,162	$2,500,000	12,600,804	2,520,162

EXHIBIT B

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. WA-CS-[    ]

WARRANT TO PURCHASE COMMON STOCK

of

CRYOCOR, INC.

(void after [August 15][October 14], 2010)

1. NUMBER OF SHARES SUBJECT TO WARRANT. FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, [                            ] (“Holder”) is entitled to purchase from CryoCor, Inc., a Delaware corporation (the “Company”), at any time before 5:00 p.m. California time on [August 15][October 14], 2010 (“Termination Date”), at a price of $0.1984 per share (the “Warrant Price”), [                    ] shares of the Company’s Common Stock (the “Warrant Stock”).

This Warrant is one of a series of Warrants (the “Warrants”) containing substantially identical terms and conditions, issued pursuant to that certain Commitment Agreement dated March 24, 2005 by and among the Company and certain of its stockholders (the “Holders”).

2. ADJUSTMENTS AND NOTICES. The Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions:

(a) SUBDIVISION, STOCK DIVIDENDS OR COMBINATIONS. In case the Company shall at any time subdivide its outstanding Common Stock (the “Common Stock”) or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b) RECLASSIFICATION, EXCHANGE, SUBSTITUTION, IN-KIND DISTRIBUTION. Upon any reclassifications, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than securities, the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise the new Warrant. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c) REORGANIZATION, MERGER ETC. In case of any (i) merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, (ii) sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, or (iii) sale by the Company’s shareholders of 50% or more of the Company’s outstanding securities in one or more related transactions (in each case, a “Merger”), the Company shall provide to the Holder ten days advance written notice of the closing of such Merger.

(d) NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 2 against impairment. If the Company takes any action affecting the Common Stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward.

(e) NOTICE. Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise or conversion of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the Holder of this Warrant at the address of such Holder as shown on the books of the Company which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise or conversion of this Warrant, setting forth in reasonable detail the method of calculation of each.

(f) FRACTIONAL SHARES. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

3. NO STOCKHOLDER RIGHTS. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Company.

4. RESERVATION OF STOCK. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant

Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

5. EXERCISE OF THE WARRANT. This Warrant may be exercised in whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If the Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

6. CONVERSION. In lieu of exercising this Warrant or any portion hereof, the Holder hereof shall have the right to convert this Warrant or any portion hereof into Warrant Stock by executing and delivering to the Company at its principal office the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 2 and 3, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Stock to be issued to Holder upon such conversion shall be computed using the following formula:

X = Y (A-B)

                    A

where	X =	the number of shares of Common Stock to be issued to the Holder for the portion of the Warrant being converted.

	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

	A =	the fair market value of one share of Warrant Stock which shall mean (i) the fair market value of the Company’s stock issuable upon conversion of such share as of the last business day immediately prior to the date the notice of conversion is received by the Company, as determined in good faith by the Company’s

Board of Directors, or (ii) if this Warrant is being converted in conjunction with a public offering of stock the price to the public per share pursuant to the offering.

B =	the Warrant Price.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

7. TRANSFER OF WARRANT. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that (i) the transferor provides, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act of 1933, as amended (the “Act”), and the securities law applicable with respect to any other applicable jurisdiction, and (ii) the Company, in its sole discretion, consents to such assignment or transfer. Notwithstanding the foregoing, this Warrant may be transferred by a Purchaser which is a partnership to a limited or general partner of such partnership if (i) the transferee agrees in writing to be subject to the terms of this Warrant; and (ii) the Purchaser delivers written notice of such transfer to the Company.

8. TERMINATION. This Warrant shall terminate on the first to occur of (i) 5:00 p.m. Pacific Time on the Termination Date and (ii) immediately prior to the consummation of a Merger.

9. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Act. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. AMENDMENT. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and Holders of at least a majority-in-interest of the outstanding shares of Common Stock subject to all the Warrants. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company, the Holders and each transferee of a Warrant.

12. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ISSUED: [August 15][October 14], 2005

CRYOCOR, INC., a Delaware corporation

By:

Name:

Title:

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

ATTACHMENT 1

NOTICE OF EXERCISE

TO:	CRYOCOR, INC.

1. The undersigned hereby elects to purchase                      shares of Common Stock of CryoCor, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:

ATTACHMENT 2

INVESTMENT REPRESENTATION STATEMENT

Shares of Common Stock

of

CRYOCOR, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to CryoCor, Inc. (the “Company”) as follows:

(a) The Common Stock to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Common Stock issuable upon exercise of the Warrant.

(b) The undersigned understands that the Common Stock issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) Except for a transfer by the undersigned, in the event the undersigned is a partnership, to a limited or general partner of such partnership, the undersigned agrees that in no event will it make a disposition of any Common Stock acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Common Stock issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:	(Typed or Printed Name)

By: (Signature)

(Title)

ATTACHMENT 3

NOTICE OF CONVERSION

TO:	CRYOCOR, INC.

1. The undersigned hereby elects to acquire                      shares of Common Stock of CryoCor, Inc. pursuant to the terms of the attached Warrant, by conversion of          percent (        %) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Dated:	(Typed or Printed Name)

By: (Signature)

(Title)